Investor Presentation April 9, 2007 www.bfcfinancial.com

Except for historical information contained herein, the matters discussed in this document contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended (the "Securities Act"), and Section 21E of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), that involve substantial risks and uncertainties. When used in this document and in any documents incorporated by reference herein, the words "anticipate," "believe," "estimate," "may," "intend," "expect" and similar expressions identify certain of such forward-looking statements. Actual results, performance, or achievements could differ materially from those contemplated, expressed, or implied by the forward- looking statements contained herein. The reader should also be cautioned that net asset value calculations, current value of investment calculations and implied returns are based solely on BFC's internal unaudited calculations and, in part, on current stock market values, estimates, comparable company analyses and other factors and may not reflect the actual value that could be realized if those investments were sold and may not reflect the value of those investments in the future. These forward-looking statements are based largely on the expectations of BFC Financial Corporation ("the Company" or "BFC") and are subject to a number of risks and uncertainties that are subject to change based on factors which are, in many instances, beyond the Company's control. When considering those forward-looking statements, the reader should keep in mind the risks, uncertainties and other cautionary statements made in this presentation, including those made in our SEC filings. These risks are subject to change based on factors which are, in many instances, beyond the Company's control. The reader should not place undue reliance on any forward-looking statement, which speaks only as of the date made. This document also contains information regarding the past performance of our investments and the reader should note that prior or current performance of investments and acquisitions is not a guarantee or indication of future performance. Some factors which may affect the accuracy of the forward-looking statements apply generally to the financial services, real estate development, homebuilding, resort development and vacation ownership, and restaurant industries, while other factors apply directly to us. Risks and uncertainties associated with BFC include, but are not limited to: the impact of economic, competitive and other factors affecting the Company and its subsidiaries, and their operations, markets, products and services; that BFC shareholders' interests may be diluted in transactions utilizing BFC stock for consideration; that the announced merger with Levitt Corporation ("Levitt") may not be completed as contemplated, or at all, or that it may not be successful; that the performance of those entities in which investments are made may not be as anticipated; that BFC will be subject to the unique business and industry risks and characteristics of each entity in which an investment is made; that BFC may not have sufficient available cash to make desired investments; and that appropriate investment opportunities on reasonable terms and at reasonable prices may not be available. With respect to BFC's subsidiary, BankAtlantic Bancorp, Inc. ("BankAtlantic Bancorp"), and BankAtlantic, a BankAtlantic Bancorp subsidiary, the risks and uncertainties that may affect BFC include: the impact of economic, competitive and other factors affecting BankAtlantic Bancorp and its operations, markets, products and services; credit risks and loan losses, and the related sufficiency of the allowance for loan losses, including the impact on the credit quality of BankAtlantic loans of changes in the real estate markets in their trade area and where their collateral is located; BankAtlantic's seven-day banking initiatives and other growth, marketing or advertising initiatives not resulting in continued growth of core deposits or producing results which do not justify their costs; the success of expenses discipline initiatives; BankAtlantic's new store expansion program, successfully opening the anticipated number of new stores in 2007 and achieving growth and profitability at the stores; changes in interest rates and the effects of, and changes in, trade, monetary and fiscal policies and laws including their impact on the bank's net interest margin; adverse conditions in the stock market, the public debt market and other capital markets and the impact of such conditions on activities and the value of assets; the impact of periodic testing of goodwill and other intangible assets for impairment; past performance, actual or estimated new account openings and growth rate may not be indicative of future results; and BankAtlantic Bancorp success at managing the risk involved in the foregoing. With respect to Levitt Corporation, the risks and uncertainties that may affect BFC include: the impact of economic, competitive and other factors affecting Levitt and its operations; the market for real estate in the areas where Levitt has developments, including the impact of market conditions on Levitt's margins and the fair value of Levitt's real estate inventory; the accuracy of the estimated fair value of Levitt's real estate inventory and the potential for further impairment charges; cancellations of existing sales contracts and the ability to consummate sales contracts included in Levitt's backlog; the realization of cost savings associated with reductions of workforce and the ability to limit overhead and costs commensurate with sales; the need to offer additional incentives to buyers to generate sales; the effects of increases in interest rates; Levitt's ability to realize the expected benefits of its expanded platform, technology investments, growth initiatives and strategic objectives; Levitt's ability to timely deliver homes from backlog, shorten delivery cycles and improve operational and construction efficiency; Levitt's ability to maintain sufficient liquidity in the event of a prolonged downturn in the housing market; and Levitt's success at managing the risks involved in the foregoing. In addition to the risks and factors identified above, reference is also made to other risks and factors detailed in reports filed by the Company, BankAtlantic Bancorp and Levitt Corporation with the Securities and Exchange Commission. The Company cautions that the foregoing factors are not all inclusive. Forward Looking Statements PLEASE READ CAREFULLY

Introduction

Overview

- A diversified holding company based in Fort Lauderdale, Florida
- NYSE ARCA: BFF (Moved from NASDAQ: BFCF on June 22, 2006)
- 36.2 million shares outstanding[1]
- Management owns 53% of the shares outstanding[2]
- Market capitalization: $178.7 million[3]
- Interests in:
  - Retail & commercial banking
  - Regional investment bank & brokerage
  - Homebuilding
  - Master planned community development
  - Time share & vacation ownership
  - International themed restaurant chain
  - Miscellaneous real estate and venture capital investments

Notes:

1 Fully diluted shares outstanding as of March 31, 2007. I.R.E Realty Advisory Group owns 4,764,285 shares of BFC's Class A Common Stock and 500,000 shares of BFC's Class B Common Stock. Because BFC owns 45.5% of I.R.E Realty Advisory Group, 2,165,367 shares of Class A Common Stock and 227,250 shares of Class B Common Stock are eliminated from the number of shares outstanding for the purposes of computing earnings per share; however, these I.R.E Realty Advisory Group shares are included in the outstanding share count above and for certain other calculations, including the computation of market capitalization and net asset value per share.

2 Management owns 19.2 million shares, including those owned by I.R.E. Realty Advisory Group. Percentage ownership calculated as actual management shares outstanding as of March 31, 2007 divided by fully diluted shares outstanding as of March 31, 2007.

3 Market capitalization is based on fully diluted shares of 36.2 million outstanding as of March 31, 2007 and the weighted average stock price for the period March 1, 2007 to March 31, 2007 of fully diluted Class A and Class B shares outstanding of $4.94. Market capitalization based on basic shares outstanding is $177.0 million, which is calculated based on basic shares outstanding as of March 31, 2007 of 35.8 million and the weighted average stock price for the period March 1, 2007 to March 31, 2007 of basic Class A and Class B shares outstanding of $4.94.

4

BFC
Building Forever Companies

BFC's Strategy Invest in and acquire mid-market operating businesses Partner with superior management teams Long-term investment horizon Prefer control investments Diverse industries Use cash and/or BFC stock for acquisitions

Investment Situations Public or private companies Adopt orphans Divestiture of subsidiary by larger company Family business seeking to monetize holdings but preserve management and legacy Going private transactions and management buyouts Change of control transactions Focus primarily on purchasing 80% - 100% of operating companies Significant minority purchases in special situations

BFC Management Team

Alan Levan

- Chairman and CEO of BFC and its predecessors since 1978
- Chairman, President and CEO of BankAtlantic Bancorp (NYSE: BBX) and its predecessors since 1987
- Chairman & CEO of Levitt Corporation (NYSE: LEV) and Chairman of Bluegreen Corp. (NYSE: BXG)



Alan Levan

John E. Abdo

- Vice Chairman of BFC since 1993 and Director since 1988
- Vice Chairman of BankAtlantic Bancorp and its predecessors since 1987
- Vice Chairman and President of Levitt Corporation and Vice Chairman of Bluegreen
- Director of Benihana, Inc. (NASDAQ: BNHN / BNHNA) since 1990



John E. Abdo

Phil Bakes

- Managing Director of BFC since January 2004
- President and founder of a Florida and New York-based advisory and merchant banking firm from 1990-2004, and various firm-led endeavors, including a leisure travel consolidation enterprise, 1999-2003
- President/CEO of two major U.S. airlines from 1983 to 1990
- Prior to business career from 1973-1980, served as an assistant Watergate prosecutor, counsel to several US Senate Subcommittees and General Counsel of a federal regulatory agency.



Phil Bakes

George Scanlon

- Appointed BFC's CFO and EVP in March 2007
- CFO and EVP of Levitt Corporation since August 2004
- CFO of Datacore Sofware Corporation from 2001 to 2004 and of Seisint, Inc. from 2000 to 2001.
- Served in a variety of financial positions, most recently as Senior Vice President — Planning and Controller at Ryder System, Inc. from 1982 to 2000.



George Scanlon

7

BFC
Building Forever Companies

Business Approach Create long-term shareholder value Leverage management's investment track record Extensive network of business executives, entrepreneurs and intermediaries generates new opportunities "Buy & Hold" philosophy makes BFC a preferred owner for certain businesses and management teams Partner with experienced management teams who want to manage for the long-term Invest in sound platforms with long-term sustainability consistent with the "Buy & Hold" philosophy Invest in situations where various factors have limited pre-acquisition growth Support management teams by providing: Board oversight and corporate governance Financing assistance Strategic planning Investment expertise and counsel Respect, Patience and Loyalty

BFC Portfolio BankAtlantic Bancorp sold Ryan Beck to Stifel Financial Corporation for stock and other consideration on February 28, 2007. While BankAtlantic has no immediate plans to sell its holdings in Stifel and will hold unregistered securities for periods of time, it anticipates gradually reducing its Stifel investment and using the proceeds for general corporate purposes, including support of future growth of BankAtlantic. On January 31, 2007, BFC announced that it had entered into an agreement to acquire the remaining 83% of Levitt Corporation through a merger pursuant to which 2.27 shares of BFC Class A Common Stock will be issued for each share of Levitt Class A Common Stock outstanding. The transaction is subject to numerous terms and conditions and there is no assurance that the transaction will be consummated. 1 2

BFC Investments

BFC Investments 1985-2007

Phase I: Creating The Platform (1985 – 1997)

- BankAtlantic Bancorp — *Retail & Commercial Bank*

Phase II: Diversification (1997 – Present)

Core Communities	*Land Developer*	1997
Ryan Beck & Co.[1]	*Investment Bank*	1998
Levitt and Sons	*Homebuilder*	1999
Bluegreen Corporation	*Vacation Ownership*	2001 & 2002
Benihana Inc.	*Restaurant Chain*	2004 & 2005

Notes:

1. BankAtlantic Bancorp sold Ryan Beck to Stifel Financial Corporation for stock and other consideration on February 28, 2007. While BankAtlantic has no immediate plans to sell its holdings in Stifel and will hold unregistered securities for periods of time, it anticipates gradually reducing its Stifel investment and using the proceeds for general corporate purposes, including support of future growth of BankAtlantic.

11

BFC
Building Forever Companies

PHASE I Creating the Platform NYSE: BBX www.bankatlanticbancorp.com

Overview Founded in 1952 as federally chartered savings bank 93 branches open 7 days a week $6.5 billion in assets and $3.9 billion in deposits as of 12/31/2006 BFC owns approximately 22% of BankAtlantic Bancorp, representing 55% of total voting power Transaction History Local institution with shareholders known by BFC principals BFC invested approximately $45 million in the mid-1980's and acquired control in 1987 Pre-Acquisition Underperforming thrift lacking strategic direction Post-Acquisition BFC took over leadership of the bank Reduced the size of the bank substantially to establish a strong capital platform and market position Transformed from a classic thrift to a retail and commercial bank model Capitalized the bank to provide a platform for growth Created a high growth "retail" oriented culture and image to attract low cost deposits while growing the commercial loan portfolio with a conservative underwriting culture Currently implementing branch expansion strategy

BankAtlantic Performance Operating Net Income (a) Notes: Operating net income excludes one-time, unusual, and extraordinary items, which include the following: restructuring/acquisition charges, losses/gains from debt redemption, reserve for compliance deficiencies, gain from litigation and impairment charges. (Dollars in Millions) Diluted EPS - Operating Net Income (a)

BankAtlantic Performance BBX Stock Price Graph Notes: Return calculated by discounting all cash flows from time of BFC's investment, including ending value based upon average market value (3/1/07 - 3/31/07) of BankAtlantic Bancorp, plus $19.8 million in dividends received since initial investment and stock sales of $21.5 million. 10% Annualized 338% Absolute ($ in millions) Total BFC Investment From 1987 - 1993 Total Current Value (a) (a)

PHASE II Diversification - 1997 - 2007

NYSE: LEV www.levittcorporation.com

Overview of Levitt Corporation Originally an indirect subsidiary of BFC through BankAtlantic Bancorp Homebuilding and land development in the Southeastern United States Operates primarily through Core Communities and Levitt and Sons, which were separately acquired in 1997 and 1999, respectively Spun-off from BankAtlantic Bancorp on December 31, 2003 Completed $125 million common stock offering in the spring of 2004 Substantial investments in infrastructure, systems and geographic expansion in 2005-2006 with a goal of a "national platform" and sustainable future growth BFC owns approximately 17% of the outstanding common stock and controls approximately 53% of the total shareholder vote of Levitt Corporation BFC and Levitt Corporation have entered into a definitive merger agreement Levitt will become a wholly-owned subsidiary of BFC BFC to exchange 2.27 shares of its Class A Common Stock for each share of Levitt's Class A Common Stock outstanding Subject to a number of conditions including shareholder approval

www.corecommunities.com

Overview Pre Acquisition Owned by a private investment fund Company was capital constrained Post Acquisition Core was sufficiently capitalized through additional $4.8 million investment Became one of the leading master-planned community developers in the country St. Lucie West project was ranked as the 6th fastest selling master-planned community in 2003(1) and completed in 2006 TraditionTM Florida, an 8,200-acre community ranked the 8th fastest selling master-planned community in 2004 (1), is planned to ultimately feature up to 18,000 residences as well as 8.5 million square feet of commercial space including a commercial town center, a power center featuring big-box retailers, and a world-class corporate park Recently began development of TraditionTM South Carolina, an approximate 5,400-acre parcel of land located near Hilton Head Island and Bluffton, South Carolina that is planned to ultimately include up to 9,500 residences and 1.5 million square feet of commercial space Core Communities (formerly St. Lucie West Holding Company) is a master-planned community developer since 1996. Transaction History Purchased in 1997 by BFC subsidiary, BankAtlantic Bancorp $20 million purchase price Additional $4.8 million invested by BankAtlantic Bancorp Pre-transaction relationship with experienced management team (1) Source: Robert Charles Lesser & Co. Town Square, Tradition, FL

www.levittandsons.com

Building a Proud Legacy

Overview Pre-Acquisition Residential Homebuilder retrenched over the years Privately owned with free cash flow up-streamed to parent and not reinvested for growth Management was restricted with no capital for growth Post-Acquisition Supported management's vision for growth Facilitated growth financing and allowed Levitt and Sons to reinvest earnings Established independent Board of Directors at parent company and Board level investment committee to manage growth Increased active homebuilding communities from 3 in Florida in 1999 to more than 20 in four states in 2007 Specializes in design and development of Active Adult and family communities Levitt and Sons (and its predecessors), "America's Oldest Homebuilder," commenced operations in 1929 and was one of the first developers of suburban communities including the famed Levittown communities in the Northeast Transaction History Purchased in 1999 by BFC subsidiary, BankAtlantic Bancorp $27 million purchase price Prior banking relationship with Levitt and Sons as well as relationship with veteran management team

Levitt Corporation Performance Consolidated Revenue (a) Consolidated Net Income (b)(c) (Dollars in Millions) (Dollars in Millions) 29% CAGR Notes: The years ended December 31, 2005 and 2004 reflect the reclassification of irrigation, leasing, and marketing revenue to Other revenues from Interest and other income. The effect of this reclassification for 2005 and 2004 was $3.0 million and $1.4 million, respectively. While the reclassification was not made for 2002 and 2003, the effect on the calculations presented here should be minimal since there was no leasing income in 2002 and a minimal amount in 2003. Levitt owns 31% of Bluegreen Corporation. Bluegreen restated its financial statements for the first three quarters of fiscal 2005 and the fiscal years ended December 31, 2003 and 2004 due to certain misapplications of GAAP in the accounting for sales of Bluegreen's vacation ownership notes receivable and other related matters. See Bluegreen's Annual Report on Form 10-K dated March 16, 2007 for additional details regarding the restatement. Levitt recorded the cumulative effect of the restatement in the year ended December 31, 2005 as a $1.3 million pre-tax reduction to the carrying value of their investment. This adjustment was recorded as a $2.4 million cumulative reduction of pre-tax earnings and a $1.1 million increase in unrealized gains. Levitt Corporation recorded earnings of $9.7 million associated with its investment in Bluegreen for 2006 compared to earnings of $12.7 million during 2005. Effective January 1, 2006 Bluegreen adopted SFAS #152, "Accounting for Real Estate Time-sharing Transactions" (the "SOP"), which changed the rules for many aspects of timeshare accounting, including revenue recognition, inventory costing, and incidental operations. The adoption of SFAS #152 resulted in a net charge of $4.5 million. See Bluegreen's 2006 Annual Report on Form 10-K dated March 16, 2007 for additional details regarding the charge. During the year ended December 31, 2006, Levitt recorded $36.8 million of pre-tax impairment charges which included $34.3 million of homebuilding inventory impairments and $2.5 million of write-offs of deposits and pre-acquisition costs related to land under option that it does not intend to purchase.

Levitt Corporation Performance LEV Stock Price Graph Notes: Return calculated by discounting all cash flows from time of investment, including ending value based upon average market value of LEV from 3/1/07 through 3/31/07 and total dividends of $3.3 million received in 2004 through 2007. Investments in Levitt Corporation were made by BFC subsidiary, BankAtlantic Bancorp. Excludes results of Levitt Corporation's investment in Bluegreen which is separately presented later in this presentation. Based on the value of 14.8 million shares of Levitt Corporation originally owned by BankAtlantic Bancorp that were spun-off to BankAtlantic Bancorp's shareholders on 12/31/03. This calculation, therefore, excludes the current value of the 5.0 million new shares issued by Levitt Corporation in its April 2004 public offering. 6% Annualized 66% Absolute ($ in millions) (b) Total Investment From 1997 - 1999 Total Current Value (a) (a)

www.ryanbeck.com

Overview Pre-Acquisition Publicly owned company Management desired stronger financial platform and flexibility to pursue strategic initiatives Post-Acquisition Provided sound platform of financially solid parent Supported the management team's growth strategy Facilitated acquisition of assets of Gruntal & Co. which added 400 consultants and $13 billion in client assets Grown from 300 employees at time of acquisition to approximately 1,100 employees in 41 offices throughout the US as of December 31, 2006 Sold to Stifel Financial Corporation February 2007 sale structured as a tax-free reorganization BankAtlantic Bancorp received initial consideration of 2,377,354 shares of Stifel and approximately $573 thousand in cash (net of transaction costs). Additional consideration includes the following: Either five-year warrants to purchase up to 481,175 shares of Stifel's common stock, at an exercise price of $36.00 per share, or $19.2 million in cash if Stifel is unable to obtain shareholder approval to issue the warrants. Contingent payment based on defined revenues attributable to specified individuals in Ryan Beck's existing private client division. Contingent payment based on defined revenues attributable to specified individuals in Ryan Beck's existing investment banking division. Founded in 1946 Full-service investment banking and brokerage firm Sold to Stifel Financial Corporation (NYSE: SF) February 2007 Transaction History Purchased in 1998 by BFC subsidiary, BankAtlantic Bancorp $38.1 million purchase price Additional $20.0 million invested by BankAtlantic Bancorp Prior relationship with Ryan Beck management from investment banking engagements

Ryan Beck Performance Revenue Income from Continuing Operations (a) (Dollars in Millions) Notes: (a) Income before discontinued operations, extraordinary items and the cumulative effect of a change in accounting principle. (Dollars in Millions) 36% CAGR

Sale of Ryan Beck & Co.[(a)]


Estimated 12% Pre-Tax Annualized Return(a)
($ in millions)
$58.2
$140.1
12% Annualized
141% Absolute
Total Investment Since 6/98
Estimated Total Current Value (a)

Estimated Final Consideration (b): **$115 - $155 million**

Notes:

(a) Return calculated by discounting all cash flows from the time of investment, including an ending value based upon estimated total consideration value of $135.1 million for the Ryan Beck sale to Stifel Financial Corporation (NYSE: SF) and a $5 million dollar dividend received in March 2004. Investment in Ryan Beck made through BFC subsidiary, BankAtlantic Bancorp. Transaction closed February 28, 2007.

(b) Estimated final consideration is calculated as follows:

1) Average SF closing price of $43.63 from 3/1/2007 through 3/31/2007.
2) Option valuation calculated under the Black-Scholes method, using average SF price of $43.63, agreed option strike price of $36.00, and volatility of 44.6%.
3) Two separate contingent earn-out payments to be paid if earned in future in cash or stock, as follows:
   a. A contingent payment based on future revenue performance in Ryan Beck's existing private client division, capped at $40 million over two years. If relevant private client revenues are projected forward at actual 2006 levels for each of the next two years, then the private client earn-out would be approximately $20 million. An undiscounted $20 million earn-out is assumed in calculating the estimated pre-tax annualized return in bar chart above, while the actual earn-out may vary substantially and could range from $0 (Zero) to $40 million. The estimated final consideration range in the box above, therefore, reflects a $40 million difference from the low to the high estimate.
   b. A second contingent payment is based on defined future revenue attributable to the investment banking division. No estimate for this earn-out is included in the calculations on this page, therefore effectively assuming no payments will be earned under this provision for purposes of these estimates.

Estimated Total Current Value:	($ millions)
Common Stock (2,377,354 million shares)[1]	$103.7
Cash (net of transaction costs)	0.6
Warrants (481,715 shares)[2]	10.8
Contingent Payments[3]	20.0
Estimated Consideration	$135.1
March 2004 Dividend	5.0
Total Current Value	$140.1

29

NYSE: BXG www.bluegreencorp.com

Overview Pre Acquisition Real estate fund dominant shareholder in publicly-traded Bluegreen Fund became impatient with performance of investment Post Acquisition Management thrived under the new long term philosophy Maintained and strengthened Bluegreen's independent Board of Directors Stock price has increased more than 130% since investment Levitt Corporation currently owns approximately 9.5 million shares, or 31% of Bluegreen Fifth largest publicly-held operator of vacation ownership resort properties(a) Ranked #57 on Forbes' 2005 list of the "The 200 Best Small Companies" Ranked #48 on Fortune's 2005 list of "America's 100 Fastest Growing Companies" Bluegreen was founded in 1966 and has two principal businesses: Developing and marketing time-share resorts Developing and marketing subdivided residential lots to retail customers Transaction History Purchased large position in 2002 (through Levitt Corporation) Total investment is $56.5 million Pre-transaction relationship with management Solara Surfside Resort (Surfside, FL) Notes: (a) Vacation Ownership World, February 2007.

Bluegreen Performance Revenue (a)(b) Net Income (a)(b) (Dollars in Millions) Notes: Bluegreen restated its financial statements for the 12 months ended December 31, 2003 and 2004 and the 9 months ended 12/31/2002 due to certain misapplications of GAAP in the accounting for sales of the Bluegreen's vacation ownership notes receivable and other related matters. The restatement reflects the sales of notes receivable as on- balance sheet financing transactions as opposed to off-balance sheet sales transactions as Bluegreen had originally accounted for these transactions. See Bluegreen's Annual Report on Form 10-K dated March 16, 2006 for additional details regarding the restatement. Effective January 1, 2006 Bluegreen adopted SFAS #152, "Accounting for Real Estate Time-sharing Transactions" (the "SOP"), which changed the rules for many aspects of timeshare accounting, including revenue recognition, inventory costing, and incidental operations. The adoption of SFAS #152 resulted in a net charge of $4.5 million. See Bluegreen's 2006 Annual Report on Form 10-K dated March 16, 2007 for additional details regarding the charge. As of December 31, 2006, $27.3 million and $15.3 million of Resorts sales and profits, respectively, were deferred under SFAS 152. These amounts are expected to be recognized in future periods. At 12/31/2002, Bluegreen changed from a FYE of March 31 to a calendar year-end of December 31, resulting in a 9-month reporting period ending 12/31/2002. Calculations of 2002 full calendar-year revenue and net income presented above reflect the original 3 month period ending 3/31/2002 (not restated) plus the restated 9-month period ending 12/31/2002 (restated during 2005 - see footnote a above), allowing for the calculation of an estimated compound annual growth rate since our investment holding period began. (Dollars in Millions) 10% CAGR 17% CAGR

Bluegreen Performance BXG Stock Price Graph 14% Annualized 94% Absolute (a) Total Investment 4/01 & 4/02 Total Current Value (a) Notes: (a) Return calculated by discounting all cash flows from time of investment and ending value based upon average market value of BXG from 3/1/07 through 3/31/07. Investment in Bluegreen held by BFC subsidiary, Levitt Corporation. ($ in millions)

NASDAQ: BNHN / BNHNA www.benihana.com

Overview Founded in 1964, largest operator in United States of teppanyaki-style Japanese restaurants Acquired and continue to grow additional Asian-themed concepts primarily under HARU and RA Sushi brands Current restaurant operations: 59 Benihana (owned) 17 Benihana (franchised) 7 Haru (owned) 13 RA Sushi (owned) Transaction History $20 million of convertible preferred stock purchased in 2 tranches in July 2004 and August 2005 Preferred stock has voting rights and 5% annual dividend Investment represents approximately 10% (at conversion price of $19 per share) of economic ownership and 26% of common stock vote Pre-existing BFC relationship with Benihana board and management Pre Transaction Benihana desired to embark on a renovation program for it's core concept, Benihana, and expand its newer concept RA Sushi Post Transaction Benihana now executing its renovation and expansion plans Benihana plans to open 7 to 11 new restaurants annually.

Benihana Performance BNHN Stock Price Graph 27% Annualized 63% Absolute (a) Total Investment 7/04 & 8/05 Total Current Value (a) Notes: (a) Return calculated by discounting all cash flows from time of investment and ending value based upon total shares owned on an as-converted basis times the average market value of BNHN from 3/1/07 through 3/31/07 and total dividends of $2.0 million received in 2004 through 2007. ($ in millions) ($ in millions)

Summary of Investment Case Studies Investment Years Held Avg. Revenue Growth (a) Indicated Annual Return on Investment 10 8 29% (2002 - 06) 6% 9 36% (2001 - 06) 12% 5 17% (2002 - 06) (b) 14% Notes: Revenue growth based on fiscal year-end results, which coincide with the calendar year in all case studies except Benihana, which has a March fiscal year end. Represents 4-year compound annual growth rate, which represents the time period of the majority of the investment in Bluegreen. See footnote (c) on slide 32. Represents 2-year compound annual growth since 2004 when BFC closed its first tranche of two separate $10 million investment in Benihana. 3 10% (FY 2004 - FY06) (c) 27% Core Communities Levitt & Sons

$202.2(a) +10% Annualized +87% Absolute Total Investments Total Current Value as of 3/31/2007 Acquisition of Ryan Beck & Co. Venture Partnerships Investment in Bluegreen Investment in Benihana Notes: Represents the cumulative cash value of investments made in Levitt & Sons and Core Communities (Levitt Corporation), Ryan Beck & Co., Bluegreen and Benihana, Inc. and the total investments under management in the BFC Venture Partnerships from 1997 through 2007. As noted elsewhere, BFC currently owns direct or indirect interests in all of these investments. The information is provided to reflect the estimated value and performance of the various "BFC Family" investments since 1997. Although our current holdings primarily consist of minority positions in public operating businesses due to historical reasons related to how BFC has evolved over the years, our more recent strategy has been to focus primarily on new investment opportunities that will enable us to own 80% -100% of a business, rather than predominantly acquiring minority positions. We believe that owning 80% or more of future portfolio companies will provide us with greater consolidated earnings, better tax efficiency and, over time, potentially more cash flow at the BFC level. Return calculation discounts all cash flows from time of investment and includes all dividends received and Venture Partnerships distributions; current value based upon average market value of public holdings from 3/1/07 through 3/31/07. Investment Results Summary - 1997-2007 $378.8(b) ($ in Millions) S&P 500: +6.0% NASDAQ Comp.: +5.0% Russell 2000: +8.3%

Financial & Investment Highlights

BFC Selected Financials

Summary Consolidated Income Statement (a)(b)

(In $Millions)

	2002	2003	2004	2005	2006
Revenues					
Financial Services	$351.0	$320.5	$358.7	$445.5	$507.7
Homebuilding & Real Estate Development	212.1	288.7	558.8	574.8	583.2
BFC Activities	0.6	1.1	5.7	3.1	3.7
Total revenues	563.7	610.3	923.2	1,023.5	1,094.6
Costs & Expenses					
Financial Services	321.2	275.5	280.4	381.9	474.3
Homebuilding & Real Estate Development	191.7	253.2	481.6	498.8	606.7
BFC Activities	5.1	7.0	7.5	9.7	12.4
Total costs & expenses	518.0	535.7	769.5	890.3	1,093.3
Pre-tax earnings	55.0	84.7	173.3	146.6	12.2
Noncontrolling interest	33.5	43.6	90.4	79.3	13.4
Net income (loss) including special items	$5.2	$7.0	$14.2	$12.8	($2.2)
Net income (Loss) excluding special items	$1.8	$4.6	$12.0	$7.7	($0.7)

Notes:

Numbers may not add due to rounding.

(a) As a holding company with control positions in BankAtlantic Bancorp and Levitt Corporation, generally accepted accounting principles (GAAP) require the consolidation of the financial results of both BankAtlantic Bancorp and Levitt Corporation. As a consequence, the assets and liabilities of both entities are presented on a consolidated basis in BFC's financial statements. However, the debts and obligations of the consolidated entities are not direct obligations of BFC and are non-recourse to BFC. Similarly, the assets of those entities are not available to BFC absent a dividend or distribution from the entity. The recognition by BFC of income from controlled entities is determined based on the percentage of its economic ownership in BankAtlantic Bancorp and Levitt Corporation, which is 21.6% and 16.6%, respectively, which results in BFC recognizing only 21.6% and 16.6% of BankAtlantic Bancorp's and Levitt Corporation's income, respectively.

(b) On February 28, 2007, BankAtlantic Bancorp completed the merger of its wholly-owned subsidiary, Ryan Beck Holdings, Inc. into Stifel Financial Corporation ("Stifel") in exchange for shares of Stifel common stock and warrants to acquire shares of Stifel Common Stock. In December 2005, I.R.E. BMOC, Inc. ("BMOC"), a wholly owned subsidiary of BFC, transferred its shopping center to its lender in full settlement of the mortgage note collateralized by the center. As a consequence of the merger of Ryan Beck with Stifel and the transfer of BMOC to the lender, the results of operations of Ryan Beck and BMOC are presented as "Discontinued Operations" in the Consolidated Statement of Operations for all periods presented. Special items include the components from earnings (losses) from these discontinued operations, amounting to ($1.5) million in 2006, $5.1 million during 2005, $2.2 million during 2004, $2.4 million during 2003, and $2.2 million during 2002. 2002 special items also included a net gain of $1.2 million from extraordinary items and the cumulative effect of a change in accounting principle

40

Notes: Numbers may not add due to rounding. Summary selected data from the BFC unconsolidated balance sheet which presents only the assets and liabilities of BFC Financial Corp., on a stand-alone basis and excludes any balance sheet data of its subsidiaries. See BFC's annual report on Form 10-K for period ended December 31, 2006 available on our website at www.bfcfinancial.com. The BFC book value of the investments in BankAtlantic Bancorp and Levitt Corp. is calculated by multiplying the shareholder's equity of each entity times BFC's percentage ownership in each entity. The book value, as shown above, was $170.6 million as of December 31, 2006 while the current average market value (March 1, 2007 - March 31, 2007) is $191.8 million. This consists of $155.9 million for the 22% economic interest in BankAtlantic and $35.9 million for the 17% economic interest in Levitt. Investment in Benihana carried at cost. The current average market value is $30.7 million, calculated as the average stock price for the period March 1, 2007 to March 31, 2007 of $29.16 per share times the number of shares owned of Common Stock on an as-converted basis (1,052,632 shares). Total value, including dividends is currently $32.6 million, with an indicated absolute return of 63% and an indicated annualized return of 27%. Cash and other assets at December 31, 2006 consists of cash and cash equivalents of $17.8 million, investment securities of $2.3 million, investment in venture partnerships of $0.9 million, investment in other subsidiaries of $1.5 million, loans receivable of $2.2 million, and other assets of $2.3 million. The deferred tax liability is net of net operating loss carry forwards (NOL's). Deferred tax liability is calculated by subtracting BFC's original investment from the current carrying value of that investment and applying to that sum the tax rate of 38.575%. Generally, the deferred tax liability will not be required to be paid unless the underlying investments are sold. BFC Selected Financials Balance Sheet - BFC Parent Company - Only (a) ($ in Millions)

Notes: Numbers may not add due to rounding. Balance sheet items as of December 31, 2006. Market value of public holdings is based on the average prices of BBX, LEV and BNHN for the period 3/1/2007 to 3/31/2007. (a) Net Asset Value (NAV1) = the market value of BFC's securities in BBX, LEV and BNHN plus other assets at book value minus liabilities at book value. (b) NAV2 is the same calculation as NAV1 but excludes deferred tax liabilities. (c) BFC market capitalization is the average for the period 3/1/2007 to 3/31/2007 based on fully diluted shares outstanding of 36.2 million as of March 31, 2007. (d) Market capitalization for the same period based on basic shares outstanding (35.8 million shares) is $177.0 million. Using basic shares outstanding, NAV1 equals $5.84 per share which is $0.90 per share, or 18%, greater than the average share price for the period; NAV2 equals $6.72 per share which is $1.78 per share, or 36%, greater than the average share price for the period. Other assets Market value of public holdings (avg. 3/1/07 to 3/31/07) Def. tax liab. $249.4 Assets NAV1(a) NAV2(b) Market Cap(c) ($39.9) Liabilities BFC Net Asset Value vs. Market Cap NAV1 compared to Market Cap (d) : +$30.8 or +17% NAV2 compared to Market Cap (d) : +$62.1 or +35% ($ in millions) Other liab.

BFC Share Price Compared to BFC Net Asset Value (d)


BFF Share Price(a)
$4.94
Discount to:
NAV1 = (15%)
NAV2 = (26%)
NAV1 per share(b)
$5.79
Δ = $0.85
+17%
NAV2 per share(c)
$6.66
Δ = $1.72
+35%

Notes:

Numbers may not add due to rounding

Balance sheet items as of December 31, 2006.

(a) Average share price for the period March 1, 2007 to March 31, 2007.

(b) Net Asset Value (NAV_1) = the market value of BFC's securities in BBX, LEV and BNHN plus other assets at book value minus liabilities at book value divided by fully diluted shares outstanding of 36.2 million as of March 31, 2006. Does not include 1.6 million additional common shares potentially issued if BFC 5% Cumulative Preferred Stock, issued in June 2004, should convert in the future. 5% Preferred Stock is convertible at $9.60 per share beginning on or after April 30, 2007 at the discretion of the holder.

(c) NAV_2 per share is the same calculation as NAV_1 excluding net deferred tax liabilities of $31.3 million as of December 31, 2006.

(d) Calculations in chart based on diluted shares outstanding (36.2 million shares). Using basic shares outstanding (35.8 million shares), NAV_1 equals $5.84 per share which is $0.90 per share, or 18%, greater than the average share price for the period; NAV_2 equals $6.72 per share which is $1.78 per share, or 36%, greater than the average share price for the period. The weighted average share price for Class A and Class B common stock (basic shares only) for the March 1, 2007 to March 31, 2007 period is $4.94 per share.

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BFC

BFC Performance Stock Price Graph Price per share ($) Volume (in thousands) 6/17/03 - 15% stock dividend 12/1/03 - 25% stock dividend 3/1/04 - 25% stock dividend 5/25/04 - 25% stock dividend 6/28/04 - Added to Russell 2000 & 3000 indexes 5/5/03 - BFCF listed on NASDAQ 3/14/05 - 25% stock dividend 6/16/05 - Offering of 5.96 mil. shares (including over- allotment option) 6/22/06 - BFF listed on NYSE ARCA 1/31/07 - LEV acquisition announced

Relative Share Performance of BFC Family of Companies 12/31/03 - 3/31/07 Common stocks of 2 main holdings, BankAtlantic & Levitt, trading at or close to multi-year lows Common stock of Bluegreen trading significantly below recent high Common stock of Benihana trading near multi-year high * Index = $100 invested on 12/31/2003

Stock Price Comparisons 2004 - 2007 Investment Highest Price since 12/31/03 March 2007 Price(a) % Diff. - March 2007 to Highest Price $19.56 $11.80 (39.7%) $32.66 $10.91 (66.6%) $24.68 $11.52 (53.3%) $36.15 $29.16(b) (19.3%) Notes: Average share price for the period March 1, 2007 to March 31, 2007. Average price for Benihana's Common Stock (BNHN) and as such does not contain Class A Common Stock (BNHNA) trading data. Average price for BFC's Class A stock (BFF) and as such does not contain Class B (BFCFB) trading data. $11.04 $4.89(c) (55.7%) Avg. Price since 12/31/03 $15.62 $20.99 $13.88 $20.54 $7.61 % Diff.- Avg. to High (20.2%) (35.7%) (43.8%) (43.2%) (31.1%) % Diff. - March 2007 to 39 month Avg. (24.4%) (48.0%) (17.0%) +42.0% (35.7%)

Company-wide comparable restaurant sales increased 9.3% in 3Q FY2007 Accelerated roll-out of Benihana rejuvenation program 3 remodeled units continue to exceed company target 15% first-year same store sales growth Unit-level and company-level economics continue to be strong (17.0% restaurant operating profit) Homebuilding sector in recession Investments in infrastructure technology, quality control and personnel provide significant operational leverage when current cycle improves Reducing costs while improving operational efficiency and cycle times BFC has agreed to purchase the 83% not already owned in an all-stock transaction BFC Portfolio Companies Positioned for Future Investments in marketing and new branches to grow long-term earnings Solidifying current leadership position in growth of low-cost deposits through marketing and new branch expansion in Florida market Monetization of Ryan Beck & Co. through sale to Stifel Financial Corporation Implementing actions to substantially improve efficiency ratio Strong balance sheet with a debt/equity ratio of 0.82 @ 12/31/06 Number of resort owners have been growing 20% annually since the end of 2002 Sales effort focused on upgrading existing customers in addition to acquiring new customers through new off-site sales offices and new resorts Communities Division revenue expected to be enhanced beginning in 2Q 2007 by new acquisitions

The BFC-Levitt Transaction Highlights: Tax Free Stock for Stock merger of BFC and Levitt whereby Levitt becomes a wholly-owned subsidiary of BFC BFC acquires 83% of Levitt it does not currently own, thereby becoming the sole owner of one of the nation's oldest and most storied homebuilders Provides Levitt a sound and financially strong parent and additional access to financial resources BFC realizes substantial pro forma book value accretion BFC public float increases from 16.4 million to 53.9 million shares Allows tax consolidation of companies, thereby eliminating historical double taxation on BFC's share of Levitt's earnings Participate in the future homebuilding industry rebound and growth

BFC Investment Highlights Solid diversified investment track record Experienced management team with high level of ownership BFC's seasoned executive group and "Buy & Hold" philosophy attract unique investment opportunities BFC portfolio companies became high growth enterprises Opportunity to invest in BFC: BFF trading at 15% - 26% discount to Net Asset Value BFF trading at 20% discount to market value of BFC's holdings in BankAtlantic (BBX), Levitt (LEV) and Benihana (BNHN) BFF trading 36% below its 3-year average

www.bfcfinancial.com